EXHIBIT 99.1

August 17, 2010

FOR IMMEDIATE RELEASE

MEXCO ENERGY CORPORATION ANNOUNCES ACQUISITION

MIDLAND, TEXAS, August 17, 2010 – Mexco Energy Corporation (AMEX: MXC) (“Mexco” or the “Company”) announced the purchase of overriding royalty interests in 5,120 gross acres covering eight sections in the Haynesville trend area of DeSoto Parish, Louisiana, for an approximate purchase price of $1.65 million, prior to closing adjustments.  Mexco paid $1.46 million in cash and 26,833 shares of its Common Stock.  The Company funded the cash portion of the purchase from working capital and primarily from its $5.0 million credit facility.  The stock was issued from Mexco’s treasury shares.

This acreage currently contains five (5) horizontal wells producing from the Haynesville Shale formation and operated by Petrohawk Operating Company which will operate six of the eight sections.  The two remaining sections will be operated by Chesapeake Energy.  The Company owns average overriding royalty interests of approximately .28%.

These 5,120 acres contain an additional 59 potential drill sites in the Haynesville Shale. Other wells drilled in the Haynesville area show the presence of at least two (2) other potential producing zones, the Bossier and Cotton Valley, which are held by production and available for development should conditions warrant.  Hundreds of Haynesville, hundreds of Cotton Valley and several dozen Bossier Shale wells are currently producing in the Haynesville trend area.  The development of these royalties is free to Mexco of expenses for drilling, development and operations.

The Haynesville area has been estimated to become the largest gas resource in the United States and the fourth largest in the world subject to realization of technical estimates, according to World Oil in its June 2010 edition.  World Oil recognizes DeSoto Parish as one of the top six (6) parishes of Louisiana where the most productive Haynesville wells are located.

 “This acquisition represents a significant addition of the natural gas reserves for Mexco and future development potential,” said Nicholas C. Taylor, President and CEO of Mexco.

Mexco Energy Corporation, a Colorado corporation, is an independent oil and gas company located in Midland, Texas engaged in the acquisition, exploration and development of oil and gas properties.  For more information on Mexco Energy Corporation, go to www.mexcoenergy.com.

Safe Harbor Language on Forward Looking Statements:
This communication includes forward-looking statements.  We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. The forward-looking statements include statements about anticipated timing for development on the acquired properties.  Management's assumptions and the future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these projections can or will be met.  Actual events or results may differ materially from the forward-looking statements.  The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations.  Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements. We refer you to the discussion of risk factors in Part I, Item 1A—“Risk Factors” of the Annual Report on Form 10-K filed by Mexco with the SEC on June 29, 2010.  All of the forward-looking statements made in this communication are qualified by these cautionary statements.

Mexco Contact:
Tammy L. McComic, Executive Vice President and Chief Financial Officer,
mexco@sbcglobal.net, (432) 682-1119